UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2013, Robert J. O’Toole retired as a director of the corporation pursuant to Article 3.02 of the Corporation’s Bylaws because he has reached the mandatory retirement age of 72.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Corporation was held on October 16, 2013 with the following results:

The following nominees were elected to serve three-year terms on the Corporation’s Board of Directors by the following votes:

	For	Withheld	Broker Non-Votes
William F. Achtmeyer	38,408,177	1,253,282	3,790,651
Patricia L. Kampling	39,452,716	208,743	3,790,651
Todd J. Teske	38,575,983	1,085,476	3,790,651

Directors of the Corporation whose term of office continued after the meeting are as follows: James E. Humphrey, Keith R. McLoughlin, Henrik C. Slipsager, Charles I. Story and Brian C. Walker.

Deloitte & Touche LLP was ratified as the Corporation’s independent auditors by the following votes:

For	Against	Abstain	Broker Non-Votes
43,189,993	195,083	67,034	—

The advisory proposal to approve executive compensation was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
36,633,084	2,881,526	146,849	3,790,651

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: October 22, 2013	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer
Duly Authorized Officer